Exhibit 99

CBS CORPORATION REPORTS THIRD QUARTER 2018 RESULTS
Revenues of $3.26 Billion, Up 3%
Diluted EPS from Continuing Operations of $1.29, Up 25%
Adjusted Diluted EPS of $1.24, Up 12%

NEW YORK, November 1, 2018 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the third quarter of 2018, including record revenues and adjusted diluted earnings per share (“EPS”).

“CBS continues to deliver for our shareholders and execute our long-term growth strategy," said Joe Ianniello, President and Acting Chief Executive Officer, CBS Corporation. “We turned in our best third quarter ever in revenue and EPS, and we remain on track to achieve our 2018 outlook, with revenue growth in the high-single digits and EPS growth in the high teens. At CBS and Showtime, our must-have programming is driving subscriber increases across all platforms, especially on our own direct-to-consumer streaming services, leading to a new record in total subscribers. We are also significantly expanding our suite of over-the-top services through the recent launch of ET Live and the pending launches of 10 All Access in Australia and CBSN New York, with more international and local outlets on the way. Meanwhile, we’ve just taken another key step in refilling our content pipeline with a new, strong primetime schedule on the CBS Television Network, where we have ownership in five of our six new shows. And at Showtime, we continue to enhance our year-round content slate by adding key programming in entertainment, documentaries, and sports, where we have become the clear industry leader in boxing. Up ahead, 2019 looks to be another outstanding year, with the Super Bowl and Final Four back on CBS, strong gains in retrans and reverse comp, and continued growth in our direct-to-consumer streaming services, which are on track to reach a combined eight million subs, a year ahead of our original projections. Overall, we are confident that our strategy of growing CBS’ leadership position as a global multi-platform premium content company will lead to even greater creative and financial heights in the years to come.”

Third Quarter 2018 Results
Revenues for the third quarter of 2018 increased 3% to $3.26 billion from $3.17 billion for the same prior-year period, led by 79% growth from digital initiatives, including the Company’s owned streaming subscription services, and strong gains in retransmission revenues and fees from CBS Television Network affiliated stations. Advertising revenues for the third quarter of 2018 were up 14%, including revenues of Network 10, which the Company acquired in the fourth quarter of 2017, and higher political advertising sales. Content licensing and distribution revenues were up 8% for the quarter. These increases were partially offset by Showtime Networks’ distribution of the Floyd Mayweather/Conor McGregor pay-per-view boxing event, which took place in the third quarter of 2017.
Operating income for the third quarter of 2018 decreased 5% to $690 million from $729 million for the same prior-year period, as a result of costs relating to corporate matters. Adjusted operating income increased 1% to $736 million from $729 million for the same prior-year period, reflecting the revenue growth, which was offset by increased investment in content, including a higher number of series produced, and the expansion of the Company’s digital initiatives.
Net earnings from continuing operations for the third quarter of 2018 increased 17% to $488 million from $418 million for the same quarter last year. Adjusted net earnings from continuing operations increased 11% to $469 million from $421 million for the third quarter of 2017. The increase was primarily from a lower effective income tax rate in 2018 compared with the prior year, as a result of the enactment of new federal tax legislation in December 2017.
Diluted EPS from continuing operations for the third quarter of 2018 increased 25% to $1.29 from $1.03 for the same quarter in 2017. Adjusted diluted EPS increased 12% to $1.24 from $1.11 as a result of higher adjusted net earnings and lower weighted average shares outstanding.
Details of the discrete items excluded from financial results and reconciliations of adjusted results to their most directly comparable GAAP financial measures are included at the end of this earnings release.
Cash Flow
For the third quarter of 2018, operating cash flow from continuing operations was $134 million compared with $26 million for the third quarter of 2017. For the first nine months of 2018, operating cash flow from continuing operations was $1.18 billion compared with $935 million for the same period in 2017, which included discretionary contributions of $100 million to prefund the Company’s qualified pension plans. Free cash flow was $97 million for the third quarter of 2018 compared with an outflow of $18 million for the same prior-year period, and for the first nine months of the year, free cash flow was $1.08 billion in 2018 compared with $823 million for 2017, which included the aforementioned pension contributions. The increases for the nine-month period were driven by lower cash payments for income taxes in 2018 and growth in affiliate and subscription fees, which were partially offset by a higher investment in content. During the quarter, the Company repurchased 1.8 million of its shares for $100 million.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type, segment operating income (loss) and depreciation and amortization by segment for the three and nine months ended September 30, 2018, and 2017.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues by Segment	2018	2017	2018	2017
Entertainment	$2,151	$1,815	$7,232	$6,346
Cable Networks	569	840	1,769	1,954
Publishing	240	228	607	595
Local Media	434	397	1,269	1,218
Corporate/Eliminations	(131)	(109)	(387)	(342)
Total Revenues	$3,263	$3,171	$10,490	$9,771

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues by Type	2018	2017	2018	2017
Advertising	$1,263	$1,106	$4,323	$4,008
Content licensing and distribution	933	860	3,024	2,761
Affiliate and subscription fees	1,008	1,145	2,976	2,835
Other	59	60	167	167
Total Revenues	$3,263	$3,171	$10,490	$9,771

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Segment Operating Income (Loss)	2018	2017	2018	2017
Entertainment	$377	$350	$1,225	$1,104
Cable Networks	248	296	734	801
Publishing	51	47	98	91
Local Media	124	106	370	358
Corporate	(64)	(70)	(216)	(209)
Adjusted Operating Income	736	729	2,211	2,145
Restructuring and other corporate matters	(46)	—	(90)	—
Total Operating Income	$690	$729	$2,121	$2,145

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Depreciation and Amortization	2018	2017	2018	2017
Entertainment	$31	$29	$92	$85
Cable Networks	5	5	16	17
Publishing	1	2	4	5
Local Media	11	11	33	34
Corporate	8	8	23	25
Total Depreciation and Amortization	$56	$55	$168	$166

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, Network 10, CBS Interactive, and CBS Films)
Entertainment revenues of $2.15 billion for the third quarter of 2018 increased 19% from $1.82 billion for the third quarter of 2017. Advertising revenues increased 16% from the same prior-year period, reflecting the acquisition of Network 10 in the fourth quarter of 2017. Network advertising was comparable with the same prior-year period. Affiliate and subscription fees grew 32%, driven by higher station affiliation fees and revenues from digital initiatives, including CBS All Access and virtual MVPDs. Content licensing and distribution revenues increased 16%, reflecting higher international licensing as well as additional series produced for third-parties. Entertainment revenues also benefited from the impact of the adoption of a new revenue recognition standard in 2018.
Entertainment operating income of $377 million for the third quarter of 2018 increased 8% from $350 million for the same prior-year period, reflecting the higher revenues, which were partially offset by an increased investment in content and digital initiatives.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues of $569 million for the third quarter of 2018 decreased 32% from $840 million for the same prior-year period, as a result of Showtime Networks’ distribution of the Floyd Mayweather/Conor McGregor pay-per-view boxing event in the third quarter of 2017. Revenues also included growth from the Showtime subscription streaming service, which was offset by the timing of international licensing sales.
Cable Networks operating income of $248 million for the third quarter of 2018 decreased 16% from $296 million for the same prior-year period, reflecting an increased investment in programming and higher advertising costs, including from the original series premieres of Who Is America? and Kidding on Showtime during the third quarter of 2018.
Publishing (Simon & Schuster)
Publishing revenues of $240 million for the third quarter of 2018 increased 5% from $228 million for the same prior-year period, reflecting higher print book sales and digital audio sales. Bestselling titles for the third quarter of 2018 included Fear: Trump in the White House by Bob Woodward and Whiskey in a Teacup by Reese Witherspoon.
Publishing operating income of $51 million for the third quarter of 2018 increased 9% from $47 million for the same prior-year period, reflecting the higher revenues.

Local Media (CBS Television Stations and CBS Local Digital Media)
Local Media revenues of $434 million for the third quarter of 2018 increased 9% from $397 million for the same prior-year period, driven by growth in retransmission revenues and higher advertising revenues, reflecting increased political advertising sales associated with the U.S. midterm elections.
Local Media operating income of $124 million for the third quarter of 2018 increased 17% from $106 million for the same prior-year period, as a result of the higher revenues.
Corporate
Corporate expenses of $64 million for the third quarter of 2018 decreased 9% from $70 million for the same prior-year period, primarily reflecting lower executive compensation costs.
Adoption of New Accounting Standards
During the first quarter of 2018, the Company adopted two new accounting standards. Changes from these standards include the presentation of net periodic pension and postretirement benefit costs on the statement of operations; the recognition of revenue from the renewal of license agreements at the beginning of the license periods rather than upon execution of such agreements; and the presentation of revenues from the distribution of third-party content at the gross amount received from the customer, with a corresponding increase to operating expenses. For more information regarding the effects of these accounting changes, refer to the Company’s quarterly report on Form 10-Q for the third quarter ended September 30, 2018.

About CBS Corporation:
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -“the Eye” - one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, local TV, film, and interactive and socially responsible media. CBS’ businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Network 10, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS EcoMedia, and CBS Experiences. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements, including the Company’s expectations concerning its revenues and EPS for 2018. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: changes in the public acceptance of the Company’s content; advertising market conditions generally; changes in technology and its effect on competition in the Company’s markets; changes in the federal communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s content; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; the outcomes of investigations and related legal actions, which are inherently unpredictable, and any associated costs; the uncertainties arising from transitions involving senior executives and directors of the Company; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Dana McClintock	David Bank
Executive Vice President, Chief Communications Officer	Senior Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	david.bank@cbs.com

Kelli Raftery
Senior Vice President, Corporate Communications
(212) 975-3161
kelli.raftery@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Revenues	$3,263	$3,171	$10,490	$9,771
Operating income	690	729	2,121	2,145
Interest expense	(115)	(116)	(349)	(336)
Interest income	12	17	43	45
Loss on early extinguishment of debt	—	(5)	—	(5)
Other items, net	(17)	(19)	(52)	(56)
Earnings from continuing operations before income taxes	570	606	1,763	1,793
Provision for income taxes	(64)	(172)	(312)	(479)
Equity in loss of investee companies, net of tax	(18)	(16)	(52)	(45)
Net earnings from continuing operations	488	418	1,399	1,269
Net earnings (loss) from discontinued operations, net of tax	—	174	—	(871)
Net earnings	$488	$592	$1,399	$398

Basic net earnings (loss) per common share:
Net earnings from continuing operations	$1.30	$1.04	$3.70	$3.13
Net earnings (loss) from discontinued operations	$—	$.43	$—	$(2.15)
Net earnings	$1.30	$1.48	$3.70	$.98

Diluted net earnings (loss) per common share:
Net earnings from continuing operations	$1.29	$1.03	$3.66	$3.10
Net earnings (loss) from discontinued operations	$—	$.43	$—	$(2.12)
Net earnings	$1.29	$1.46	$3.66	$.97

Weighted average number of common shares outstanding:
Basic	375	401	378	405
Diluted	379	406	382	410

Dividends per common share	$.18	$.18	$.54	$.54

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$182	$285
Receivables, net	3,697	3,697
Programming and other inventory	1,828	1,828
Prepaid expenses and other current assets	333	463
Total current assets	6,040	6,273
Property and equipment	3,004	3,051
Less accumulated depreciation and amortization	1,782	1,771
Net property and equipment	1,222	1,280
Programming and other inventory	3,868	2,881
Goodwill	4,921	4,891
Intangible assets	2,650	2,666
Other assets	2,367	2,852
Total Assets	$21,068	$20,843

Liabilities and Stockholders’ Equity
Accounts payable	$229	$231
Participants' share and royalties payable	1,110	986
Program rights	406	373
Commercial paper	374	679
Current portion of long-term debt	14	19
Accrued expenses and other current liabilities	1,860	1,684
Total current liabilities	3,993	3,972
Long-term debt	9,465	9,464
Other liabilities	5,096	5,429
Stockholders’ Equity	2,514	1,978
Total Liabilities and Stockholders’ Equity	$21,068	$20,843

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Nine Months Ended
	September 30,
	2018	2017
Operating Activities:
Net earnings	$1,399	$398
Less: Net loss from discontinued operations, net of tax	—	(871)
Net earnings from continuing operations	1,399	1,269
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	168	166
Stock-based compensation	105	129
Equity in loss of investee companies, net of tax and distributions	52	45
Change in assets and liabilities, net of investing and financing activities	(545)	(674)
Net cash flow provided by operating activities from continuing operations	1,179	935
Net cash flow provided by operating activities from discontinued operations	1	52
Net cash flow provided by operating activities	1,180	987
Investing Activities:
Investments in and advances to investee companies	(76)	(67)
Capital expenditures	(99)	(112)
Acquisitions (including acquired television library)	(29)	(258)
Proceeds from sale of investments	—	10
Proceeds from dispositions	—	11
Other investing activities	8	17
Net cash flow used for investing activities from continuing operations	(196)	(399)
Net cash flow used for investing activities from discontinued operations	(23)	(18)
Net cash flow used for investing activities	(219)	(417)
Financing Activities:
(Repayments of) proceeds from short-term debt borrowings, net	(305)	140
Proceeds from issuance of senior notes	—	889
Repayment of senior notes	—	(701)
Proceeds from debt borrowings of CBS Radio	—	40
Repayment of debt borrowings of CBS Radio	—	(23)
Payment of capital lease obligations	(12)	(13)
Payment of contingent consideration	(5)	(7)
Dividends	(208)	(224)
Purchase of Company common stock	(497)	(1,111)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(59)	(89)
Proceeds from exercise of stock options	23	81
Other financing activities	(1)	—
Net cash flow used for financing activities	(1,064)	(1,018)
Net decrease in cash and cash equivalents	(103)	(448)
Cash and cash equivalents at beginning of period (includes $24 (2017) of discontinued operations cash)	285	622
Cash and cash equivalents at end of period (includes $30 (2017) of discontinued operations cash)	$182	$174

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following tables set forth the Company’s Adjusted Operating Income for the three and nine months ended September 30, 2018 and 2017. The Company defines “Adjusted Operating Income” as operating income excluding costs for restructuring and other corporate matters, where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income.” The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with Financial Accounting Standards Board (“FASB”) guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry, and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings (loss) as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings (loss).

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

	Three Months Ended September 30,
	2018	2017
Adjusted Operating Income	$736	$729
Corporate matters	(46)	—
Operating income	690	729
Interest expense	(115)	(116)
Interest income	12	17
Loss on early extinguishment of debt	—	(5)
Other items, net	(17)	(19)
Earnings from continuing operations before income taxes	570	606
Provision for income taxes	(64)	(172)
Equity in loss of investee companies, net of tax	(18)	(16)
Net earnings from continuing operations	488	418
Net earnings from discontinued operations, net of tax	—	174
Net earnings	$488	$592

	Nine Months Ended September 30,
	2018	2017
Adjusted Operating Income	$2,211	$2,145
Restructuring and other corporate matters	(90)	—
Operating income	2,121	2,145
Interest expense	(349)	(336)
Interest income	43	45
Loss on early extinguishment of debt	—	(5)
Other items, net	(52)	(56)
Earnings from continuing operations before income taxes	1,763	1,793
Provision for income taxes	(312)	(479)
Equity in loss of investee companies, net of tax	(52)	(45)
Net earnings from continuing operations	1,399	1,269
Net loss from discontinued operations, net of tax	—	(871)
Net earnings	$1,399	$398

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow and Adjusted Free Cash Flow
The Company defines free cash flow as net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations, and less capital expenditures; and adjusted free cash flow as net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and discretionary contributions to prefund the Company’s pension plans, and less capital expenditures. The Company’s calculations of free cash flow and adjusted free cash flow include capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. Adjusted free cash flow excludes discretionary contributions to prefund the Company’s pension plans because management assesses the Company’s ability to generate operating cash flows without considering the impact from discretionary pension contributions, and decisions regarding the timing of pension plan funding are not dependent on the level of operating cash flows generated during the period. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.
Management believes free cash flow and adjusted free cash flow provide investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow and adjusted free cash flow are significant measures of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow and adjusted free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow and adjusted free cash flow are among several components of incentive compensation targets for certain management personnel. In addition, free cash flow and adjusted free cash flow are primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.
As free cash flow and adjusted free cash flow are not measures calculated in accordance with GAAP, free cash flow and adjusted free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow and adjusted free cash flow, as the Company calculates them, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow and adjusted free cash flow as measures of liquidity have certain limitations, do not necessarily represent funds available for discretionary use, and are not necessarily measures of the Company’s ability to fund its cash needs. When comparing free cash flow and adjusted free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow or adjusted free cash flow.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow and adjusted free cash flow:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net cash flow provided by operating activities	$137	$49	$1,180	$987
Capital expenditures	(37)	(44)	(99)	(112)
Less: Operating cash flow from discontinued operations	3	23	1	52
Free cash flow	97	(18)	1,080	823
Less: Discretionary pension plan contributions, net of tax	—	—	—	(64)
Adjusted free cash flow	$97	$(18)	$1,080	$887
The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net cash flow provided by operating activities	$137	$49	$1,180	$987
Net cash flow used for investing activities	$(36)	$(265)	$(219)	$(417)
Net cash flow (used for) provided by financing activities	$(171)	$211	$(1,064)	$(1,018)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
2018 and 2017 Adjusted Results
The following tables reconcile adjusted financial results to their most directly comparable GAAP financial measures. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management; provides a clearer perspective on the underlying performance of the Company; and makes it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry and to compare the Company’s year-over-year results.

	Three Months Ended September 30, 2018
	Reported	Corporate Matters (a)	Tax Item (b)	Adjusted
Revenues	$3,263	$—	$—	$3,263

Operating income	$690	$46	$—	$736
Operating income margin (c)	21%			23%
Interest expense	(115)	—	—	(115)
Interest income	12	—	—	12
Other items, net	(17)	—	—	(17)
Earnings before income taxes	570	46	—	616
Provision for income taxes	(64)	(11)	(54)	(129)
Effective income tax rate	11.2%			20.9%

Equity in loss of investee companies, net of tax	(18)	—	—	(18)
Net earnings	$488	$35	$(54)	$469
Diluted EPS	$1.29	$.09	$(.14)	$1.24
Diluted weighted average number of common shares outstanding	379			379
(a) Primarily reflects professional fees and other costs associated with corporate matters.

(b)	Reflects a net tax benefit associated with tax law changes.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Three Months Ended September 30, 2017
	Reported	Extinguishment of Debt	Discontinued Operations Items (a)	Adjusted
Revenues	$3,171	$—	$—	$3,171

Operating income	$729	$—	$—	$729
Operating income margin (b)	23%			23%
Interest expense	(116)	—	—	(116)
Interest income	17	—	—	17
Loss on early extinguishment of debt	(5)	5	—	—
Other items, net	(19)	—	—	(19)
Earnings from continuing operations before income taxes	606	5	—	611
Provision for income taxes	(172)	(2)	—	(174)
Effective income tax rate	28.4%			28.5%

Equity in loss of investee companies, net of tax	(16)	—	—	(16)
Net earnings from continuing operations	418	3	—	421
Net earnings from discontinued operations, net of tax	174	—	(145)	29
Net earnings	$592	$3	$(145)	$450
Diluted EPS from continuing operations	$1.03	$.01	$—	$1.04
Diluted EPS	$1.46	$.01	$(.36)	$1.11
Diluted weighted average number of common shares outstanding	406			406
(a) Reflects a noncash gain of $100 million to adjust the carrying value of CBS Radio Inc. to the value indicated by the stock valuation of Entercom Communications Corp. and a tax benefit of $45 million from the resolution of a tax matter in a foreign jurisdiction relating to a previously disposed business.
(b) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Nine Months Ended September 30, 2018
	Reported	Restructuring and Other Corporate Matters (a)	Tax Item (b)	Adjusted
Revenues	$10,490	$—	$—	$10,490

Operating income	$2,121	$90	$—	$2,211
Operating income margin (c)	20%			21%
Interest expense	(349)	—	—	(349)
Interest income	43	—	—	43
Other items, net	(52)	—	—	(52)
Earnings before income taxes	1,763	90	—	1,853
Provision for income taxes	(312)	(21)	(54)	(387)
Effective income tax rate	17.7%			20.9%

Equity in loss of investee companies, net of tax	(52)	—	—	(52)
Net earnings	$1,399	$69	$(54)	$1,414
Diluted EPS	$3.66	$.18	$(.14)	$3.70
Diluted weighted average number of common shares outstanding	382			382
(a) Primarily reflects restructuring charges of $25 million ($19 million, net of tax) at Entertainment, Publishing, Local Media and Corporate primarily for the reorganization of certain business operations; and professional fees and other costs associated with corporate matters.

(b)	Reflects a net tax benefit associated with tax law changes.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Nine Months Ended September 30, 2017
	Reported	Extinguishment of Debt	Tax Item (a)	Discontinued Operations Items (b)	Adjusted
Revenues	$9,771	$—	$—	$—	$9,771

Operating income	$2,145	$—	$—	$—	$2,145
Operating income margin (c)	22%				22%
Interest expense	(336)	—	—	—	(336)
Interest income	45	—	—	—	45
Loss on early extinguishment of debt	(5)	5	—	—	—
Other items, net	(56)	—	—	—	(56)
Earnings from continuing operations before income taxes	1,793	5	—	—	1,798
Provision for income taxes	(479)	(2)	(22)	—	(503)
Effective income tax rate	26.7%				28.0%

Equity in loss of investee companies, net of tax	(45)	—	—	—	(45)
Net earnings from continuing operations	1,269	3	(22)	—	1,250
Net earnings (loss) from discontinued operations, net of tax	(871)	—	—	939	68
Net earnings	$398	$3	$(22)	$939	$1,318
Diluted EPS from continuing operations	$3.10	$.01	$(.05)	$—	$3.05
Diluted EPS	$.97	$.01	$(.05)	$2.29	$3.21
Diluted weighted average number of common shares outstanding	410				410
(a) Reflects a tax benefit in the first quarter of 2017 from the resolution of certain state income tax matters.
(b) Reflects a noncash charge of $980 million to adjust the carrying value of CBS Radio Inc. to the value indicated by the stock valuation of Entercom Communications Corp.; a restructuring charge of $7 million ($4 million, net of tax) at CBS Radio Inc.; and a tax benefit of $45 million from the resolution of a tax matter in a foreign jurisdiction relating to a previously disposed business.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.